EXHIBIT 99.2

SEGUE SOFTWARE TO BE ACQUIRED BY BORLAND SOFTWARE

FOR $8.67 PER SHARE

LEXINGTON, MASS.—February 8, 2006—Segue Software, Inc. (NASDAQ-CM: SEGU), a leader in Software Quality Optimization™ (SQO™), today announced that it has signed a definitive agreement in which Borland Software Corporation (NASDAQ NM: BORL) will acquire Segue.

Under the terms of the agreement, Borland will acquire all of the outstanding shares of common stock of Segue in a one-step transaction for $8.67 per share in cash. This represents a premium of 25% over the closing price of Segue’s common stock of $6.92 on Tuesday, February 7, 2006 and a 36% premium over the average price during the last 90-day trading period. The transaction is valued at approximately $100 million.

“Rarely do two companies share such a strong vision for transforming their industry,” said Joseph Krivickas, president and chief executive officer, Segue Software. “Borland and Segue have been partners for several years, helping our customers overcome the challenges that cause project failure and poor software quality. By bringing together our products and teams, we can help customers ensure higher standards of quality and service while systematically reducing the costs associated with rework and maintenance.”

“Segue’s quality optimization products and services will add significantly to our growing portfolio of application lifecycle management solutions,” said Tod Nielsen, president and chief executive officer, Borland Software. “This is a natural extension of our focus in helping customers move beyond development and into successful delivery of business value via critical software initiatives.”

The transaction has been approved by the Boards of Directors of both companies. The merger is conditioned upon the approval of Segue’s shareholders and other customary conditions. Borland has also entered into voting agreements with certain significant Segue shareholders who own an aggregate of 21.5% of Segue’s outstanding shares and who have agreed to support the transaction. The transaction is expected to close in the second calendar quarter of 2006.

Borland Conference Call Information

Borland will hold a conference call and webcast to discuss recent announcements, today, Wednesday, February 8, 2006, at 2:00 pm EST. To access the live Webcast, please visit the Investor Relations section of Borland’s website at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the conference call ends and will be available until February 23, 2006, at 12:00 am PST. Please dial 1.800.405.2236 or +1.303.590.3000, passcode 11050769, to access the replay. The archived webcast will also be available on Borland’s website at www.borland.com.

About Segue Software

Segue Software, Inc. (NASDAQ-CM: SEGU) is a global expert in delivering solutions to define, measure, manage and improve software quality throughout the entire software application lifecycle. Segue’s Software Quality Optimization™ (SQO™) solutions help companies reduce business risk, ensure the deployment of high quality software and increase return on investment. Leading businesses around the

Segue Software to be Acquired by Borland Software                                                                              February 8, 2006

world, including many of the Fortune 500, rely on Segue’s innovative Silk family of products to protect their business service levels, competitive edge and brand reputation. Headquartered in Lexington, Mass., with offices across North America, Europe and Asia, Segue can be reached at +1.781.402.1000 or www.segue.com.

WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE MERGER:

This communication may be deemed to be solicitation material in respect of the proposed acquisition and subsequent merger (the “Merger”) of Segue Software, Inc. (the “Company”) by and into a wholly-owned subsidiary of Borland Software Corporation (“Borland”). In connection with the Merger and required stockholder approval, the Company will file with the SEC a preliminary proxy statement, a definitive proxy statement and other relevant materials that will contain important information about the Merger. Investors of the Company are urged to read the proxy statements and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Doug Zaccaro, Treasurer, Segue Software, +1.781.402.1000 or from the Company’s website at www.segue.com or by emailing questions to SegueandBorland@segue.com. Such documents are not currently available.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2005, and in Item 10 of the Company’s Form 10-K which was filed with the SEC on March 25, 2005. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

This press release may contain forward-looking statements,. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. The Company notes that any such forward-looking statements are subject to change and are not guarantees of future performance, and that actual results may differ materially from any such predictions or projections, based on various important factors and including, without limitation, the Company’s and Borland’s ability to consummate the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting of the merger; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate the Company’s operations into those of Borland’s; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at the Company, the ability of the Company to continue to achieve positive cash flow and sustain profitability in this difficult economic and business climate; the ability of the Company to close large enterprise orders; the Company’s transition to a new management team; the timing and success of introductions of our new products; market acceptance of recently-introduced products (including SilkCentral Test Manager 8.0) and updated releases; the effectiveness of our additional distributors and resellers; growth in license revenue; new products and announcements from other companies; the Company’s continued access to capital; and changes in technology and industry standards. Additional information on the factors that could affect the Company’s business and financial results is included in the Company’s periodic reports filed with the Securities and Exchange Commission.

Segue and the Segue logo are registered trademarks and Software Quality Optimization and SQO are trademarks of Segue Software, Inc. All other marks are the property of their respective owners.

Contacts:         Segue Software, Inc.

Heidi Gilmore +1.781.402.5873

heidig@segue.com